UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   -------------------------------------------

                                      8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                 ----------------------------------------------

        Date of Report (Date of earliest event reported): April 9, 1999

                       MEDICAL INDUSTRIES OF AMERICA, INC.
             (Exact name of registrant as specified in its Charter)

        FLORIDA                        0-20356                    65-0158479
(State of other jurisdiction     (Commission file no.)         (IRS Employer ID
  of incorporation)                                                 Number)

        1903 S. CONGRESS AVENUE, SUITE 400, BOYNTON BEACH, FLORIDA 33426
                    (Address of principal executive offices)

        Registrant's telephone number, including area code: 561-737-2227

Item 2. Acquisition and Disposition of Assets

        (a)     Description of Acquisitions

                On April 9, 1999, the Company, through MIOA Acquisition Company I, Inc. and MIOA Acquisition Company VII, Inc. (wholly owned subsidiaries of Medical Industries of America, Inc.), executed an agreement and plan of merger effective March 1, 1999 with Air Response, Inc. The Company received 100% of the outstanding stock of Air Response, Inc. for $2,900,000, represented by 3,866,667 shares of the Company's restricted common stock with a value of $2,900,000. In addition, the Company will issue up to $2,900,000 convertible debentures over three years based on earnings, as defined.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (a) Audited financial statements of Air Response, Inc. as of December 31, 1998 and the year then ended.

                Report of:      Balance Sheet
                                Statement of Operation and Retained Earnings
                                Statement of Cash Flows
                                Notes to Financial Statements

        (b) Pro forma financial information required pursuant to Article II of Registration S-X:

                (i) Pro Forma Condensed Combined Balance Sheet as of December 31, 1998

                (ii) Pro Forma Condensed Combined Statement of Income (Loss) for the twelve months ended December 31, 1998.

        The unaudited Pro Forma Condensed Balance Sheet as of December 31, 1998 and the unaudited Pro Forma Condensed Combined Statement of Income (Loss) for the twelve months ended December 31, 1998 give effect to the acquisition accounted for as a purchase as if it had occurred on January 1, 1998. The pro forma information is based on historical financial statements of Air Response, Inc. and Medical Industries of America, Inc. after giving effect to the proposed transaction using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements. The pro forma financial statements have been prepared on the basis of preliminary estimates.

        The pro forma statements have been prepared by Medical Industries of America, Inc. based upon the financial statements of Air Response, Inc. which have been provided by Air Response, Inc. These pro forma financial statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the date indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the audited financial statements and notes to the Air Response, Inc. audited financial statements.

    (c) Exhibits

    Exhibit Number               Description
    --------------               -----------
        2 Agreement and Plan of Merger by and among Medical Industries of America, Inc., MIOA Acquisition Company I, Inc., MIOA Acquisition Company VII, Inc., Air Response, Inc. and Louis R. Capece, Jr. and Donald Jones.

Date: June 18, 1999                       By: /s/ ARTHUR KOBRIN
                                              Arthur Kobrin
                                              Chief Financial Office

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report, dated March 26, 1999 (except for footnote H-3, for which the date is April 13, 1999), accompanying the financial statement of Air Response, Inc. contained in the Form 8-K/A. We consent to the use of the aforementioned report in the Form 8-K/A.

/s/ Grant Thornton LLP

GRANT THORNTON LLP

Denver, Colorado
June 18, 1999

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                               AIR RESPONSE, INC.

                                December 31, 1998

REPORT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Air Response, Inc.

We have audited the accompanying balance sheet of Air Response, Inc.(a New York corporation) as of December 31, 1998, and the related statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Air Response, Inc. as of December 31, 1998, and the results of its operations and its cash flows the year then ended, in conformity with generally accepted accounting principles.

GRANT THORNTON LLP

/s/ Grant Thornton LLP

Denver, Colorado
 March 26, 1999 (except for
 footnote H-3, for which the
 date is April 13, 1999)

                              FINANCIAL STATEMENTS

                               Air Response, Inc.

                                  BALANCE SHEET

                                December 31, 1998

                            ASSETS

CURRENT ASSETS
  Cash and cash equivalents
    Unrestricted                                                   $     28,473
    Restricted                                                          121,474
  Receivables
    Trade, net of allowance of $152,000                                 986,790
    Other                                                                 6,787
  Prepaid expenses                                                      160,835
  Deferred income taxes                                                  91,000
                                                                   ------------
            Total current assets                                      1,395,359

PROPERTY AND EQUIPMENT -- AT COST
  Aircraft                                                            9,920,888
  Furniture and fixtures                                                 52,434
  Medical equipment                                                     191,385
                                                                   ------------
                                                                     10,164,707
    Less accumulated depreciation                                    (2,176,278)
                                                                   ------------
                                                                      7,988,429

OTHER ASSETS
  Note receivable, officer                                               50,000
  Deposits                                                               12,533
                                                                   ------------
                                                                         62,533
                                                                   ------------
            Total assets                                           $  9,446,321
                                                                   ============

            LIABILITIES AND STOCKHOLDER'S (DEFICIT)

CURRENT LIABILITIES
  Accounts payable and accrued liabilities                         $  1,915,728
  Income taxes payable                                                   83,000
  Current portion of notes payable                                    1,531,195
                                                                   ------------

            Total current liabilities                                 3,529,923

Notes payable, less current portion                                   5,965,256
Deferred income taxes                                                   130,000
                                                                   ------------
            Total liabilities                                         9,625,179

COMMITMENTS AND CONTINGENCIES                                              --

STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock -- authorized 200 shares no par
    value; 100 shares issued and outstanding                              1,000
  Retained earnings                                                     373,109
  Less note receivable from stockholder                                (552,967)
                                                                   ------------

      Total stockholders' (deficit)                                    (178,858)
                                                                   ------------
      Total liabilities and stockholders' (deficit)                $  9,446,321
                                                                   ============

The accompanying notes are an integral part of this statement.

                               Air Response, Inc.

                  STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                          Year ended December 31, 1998


Operating revenue
  Air ambulance                                                    $ 11,036,823
  Medical                                                             1,692,727
  Charter                                                                49,585
                                                                   ------------

            Total operating revenue                                  12,779,135

Operating expenses
  Flying operations                                                   7,741,390
  Maintenance                                                         1,666,304
  Promotion and sales                                                   718,618
  General and administrative                                          1,121,387
  Depreciation                                                          562,465
                                                                   ------------

            Total operating expenses                                 11,810,164

            Operating income                                            968,971

Nonoperating expenses (income)
  Interest expense                                                      653,769
  Release of debt for extension of an
    acquisition agreement                                              (222,500)
  Other                                                                  (4,413)
                                                                   ------------
            Total nonoperating
              expenses (income)                                         426,856
                                                                   ------------
            Income before income taxes                                  542,115

Provision for income taxes                                              214,000
                                                                   ------------
            NET INCOME                                                  328,115

Retained earnings, beginning of year                                     44,994
                                                                   ------------
Retained earnings, end of year                                     $    373,109
                                                                   ============

The accompanying notes are an integral part of this statement.

                               Air Response, Inc.

                             STATEMENT OF CASH FLOWS

                          Year ended December 31, 1998

Increase (decrease) in cash and cash equivalents

Cash flows from operating activities
  Net income                                                          $ 328,115
  Adjustment to reconcile net income to net cash
    provided by operating activities
      Depreciation                                                      562,465
      Note payable released as consideration for
        extending acquisition agreement                                (222,500)
      Provision for losses on accounts receivable                       103,661
      Deferred income taxes                                              39,000
      Changes in operating assets and liabilities
        (Increase) in accounts receivable                              (449,508)
        (Increase) in prepaid expenses and other assets                 (34,966)
        Increase in accounts payable and accrued
          Expenses                                                      530,920
        Increase in income taxes payable                                137,556
                                                                      ---------
            Net cash provided by operating activities                   994,743

Cash flows from investing activities
  Acquisition of property and equipment                                 (60,994)
  Advances on notes receivable -- officers                             (105,226)
                                                                      ---------
            Net cash flows (used in) investing activities              (166,220)

Cash flows from financing activities
  Principal payments on notes payable                                  (878,743)
  Proceeds from notes payable                                           160,494
                                                                      ---------
            Net cash (used in) financing activities                    (718,249)
                                                                      ---------
            NET INCREASE IN
              CASH AND CASH EQUIVALENTS                                 110,274

Cash and cash equivalents, beginning of year                             39,673
                                                                      ---------
Cash and cash equivalents, end of year                                $ 149,947
                                                                      =========

Supplemental disclosure of cash flow information
  Cash paid during the year for interest                                629,962

The accompanying notes are an integral part of this statement.

                               Air Response, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1998

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This summary of significant accounting policies is presented to assist in the understanding of Air Response, Inc.'s (the Company) financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

 1.  HISTORY AND BUSINESS ACTIVITY

     The Company provides airborne transport for patients who are critically ill, injured or otherwise incapacitated such that they may require emergency medical care during flight. Services are provided by the Company for hospital patients who need to be transported to other hospitals; hospital patients who need to be transported to residences or nursing homes and other convalescent facilities; organ transplant harvest teams and harvested organs and significant numbers of vacationers who become ill or injured during trips. The flights operated are generally long distance in nature and they include international as well as domestic transport.

 2.  CASH EQUIVALENTS

     For purposes of the statement of cash flows, the Company considers all highly liquid cash investments with an original maturity of three months or less to be cash equivalents.

 3.  ACCOUNTS RECEIVABLE -- ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Company provides for doubtful accounts receivable using the allowance method based on actual outstanding account balances at year-end and management's estimation of collectability of these accounts.

 4.  MEDICAL SUPPLIES

     It is the Company's policy to expense all purchases of medical supplies as incurred as large quantities of these items are generally not held in an inventory for long periods.

                               Air Response, Inc.

                                December 31, 1998


NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 5.  PROPERTY AND EQUIPMENT

     Property and equipment are carried at cost. Major additions, betterments, and renewals are capitalized. Maintenance and repairs are charged to operating expenses as they are incurred. Depreciation to estimated residual values are computed on; the units-of-production method for aircraft engines/overhauls; the straight-line method, using a half year convention, is used for all other property and equipment, over the estimated useful lives of the related assets as follows:

           Aircraft                                               20 years
           Aircraft engines/overhauls               Estimated flight hours
           Furniture and fixtures                              5-- 7 years
           Medical equipment                                   5-- 7 years

 6.  INCOME TAXES

     The Company provides for income taxes on the liability method. Deferred income taxes are provided for items, which are reported for tax purposes in different periods than for financial statement purposes. The tax effects of these differences are recorded as deferred income taxes.

 7.  IMPAIRMENT OF LONG-LIVED ASSETS

     Statement of Financial Accounting Standards 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF (SFAS 121) requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected future cash flows (undiscounted and without interest) is less than the carrying amount of the asset, an impairment loss is recognized.

                               Air Response, Inc.

                                December 31, 1998



NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 7.  IMPAIRMENT OF LONG-LIVED ASSETS (Continued)


     Measurement of that loss would be based on the fair value of the asset. SFAS 121 also generally requires that long-lived assets and certain identifiable intangibles to be disposed of be reported at the lower of the carrying amount or the fair value, less cost to sell. Any impairment provisions recognized in accordance with SFAS 121 are permanent and may not be restored in the future. No impairment expense was recognized for the year ended December 31, 1998.

 8.  USE OF ESTIMATES

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 9.  GOVERNMENTAL REGULATION

     The Company is subject to the rules and regulations of the Federal Aviation Administration (FAA) and the State of Colorado Department of Health and Rehabilitative Services.


NOTE B -- ACCOUNTS RECEIVABLE FACTORING AGREEMENT

   The Company has an agreement to sell with recourse certain specific accounts receivable to a financial institution. At December 31, 1998, the balance of sold accounts receivable that had not been collected was approximately $363,000. The sold accounts receivable have been excluded from trade receivables in the accompanying balance sheet. The full amount of the allowance for doubtful accounts has been retained because the Company has retained substantially the same risk of credit loss as if the receivables had not been sold. Finance charges under this agreement have been included in interest expense. Restricted cash represents cash that has been restricted in the event of default. In addition, this agreement has been personally guaranteed by the Company's President and sole shareholder.

                               Air Response, Inc.

                                December 31, 1998


NOTE C -- NOTES PAYABLE

   Notes payable at December 31, 1998 consisted of the following:

   Prime plus 2.0% (9.75% at December 31, 1998) note due
       in 72 monthly installments of $2,728 including
       interest, beginning August 1993 and maturing July
       1999; collateralized by a 1976 Piper PA-31-50, FAA#
       N621PG and certain of its aviation equipment.                    $ 23,773

   Prime plus 1.50% (9.25% at December 31, 1998) note
       due in 72 monthly installments of $2,728 including
       interest, beginning January 1995 and maturing
       December 2000; collateralized by a 1975 Cessna 421B,
       FAA# N918WK and certain of its aviation equipment.                 63,985

   Prime plus 1.25% (9.25% at December 31, 1998) note
       due in 84 monthly installments of $4,149 including
       interest, beginning October 1996 and maturing
       September 2003; collateralized by a 1972 Mitsubishi
       MU-2B-35, FAA# N333OK. The note is personally
       guaranteed by the Company's President and sole
       shareholder.                                                      190,584

   Prime plus 1.50% (9.25% at December 31, 1998) note
       due in 60 monthly installments of $3,081 including
       interest, beginning November 1996 and maturing
       October 2001; collateralized by a 1968 Learjet 25,
       FAA# N102AR and certain of its aviation equipment as
       well as a 1976 Cessna 340A, FAA# N986OO. The note is
       personally guaranteed by the Company's President and
       sole shareholder.                                                  90,634

   Prime plus 1.50% (9.25% at December 31, 1998) note
       due in 60 monthly installments of $5,460 including
       interest, beginning January 1997 and maturing
       December 2001; collateralized by a 1967 Learjet 24,
       FAA# N777MR and certain of its aviation equipment.
       The note is personally guaranteed by the Company's
       President and sole shareholder.                                   169,482

                               Air Response, Inc.

                                December 31, 1998


NOTE C -- NOTES PAYABLE (CONTINUED)

   Prime plus 1.50% (9.25% at December 31, 1998) note
       due in 60 monthly installments of $26,288 including
       interest, beginning February 1998 and maturing
       January 2003; collateralized by a 1979 Learjet 25D,
       FAA# N444WW and certain of its aviation equipment.
       The note is personally guaranteed by the Company's
       President and sole shareholder.                                1,167,715

   Prime plus 1.50% (9.25% at December 31, 1998) note
       due in 60 monthly installments of $47,211 including
       interest, beginning February 1998 and maturing
       January 2003; collateralized by a 1978 Learjet 35A,
       FAA# N18FN and certain of its aviation equipment. The
       note is personally guaranteed by the Company's
       President and sole shareholder.                                2,093,023

   Prime plus 1.50% (9.25% at December 31, 1998) note
       due in 39 monthly installments of $11,917 including
       interest, beginning July 1998, with a balloon payment
       of approximately $575,000 due October 2001;
       collateralized by a 1968 Learjet 25, FAA# N102AR and
       certain of its aviation equipment as well as a 1976
       Cessna 340A, FAA# N986OO. The note is personally
       guaranteed by the Company's President and sole
       shareholder.                                                     774,854

   Prime plus 1.50% (9.25% at December 31, 1998) note
       due in 60 monthly installments of $40,237 including
       interest, beginning July 1998 and maturing June 2003;
       collateralized by a 1975 Learjet 35, FAA# N435JL and
       certain of its aviation equipment. The note is
       personally guaranteed by the Company's President and
       sole shareholder.                                              1,836,203

   Prime plus 1.50% (9.25% at December 31, 1998) note
       due in 60 monthly installments of $3,863 including
       interest, beginning December 1998 and maturing
       November 2003; collateralized by a jet engine. The
       note is personally guaranteed by the Company's
       President and sole shareholder.                                  177,198

                               Air Response, Inc.

                                December 31, 1998

NOTE C -- NOTES PAYABLE (CONTINUED)

   Prime plus 1.50% (9.25% at December 31, 1998) note
       due in 36 monthly installments of $29,331 including
       interest, beginning February 1999 and maturing
       January 2002; collateralized by a 1972 Learjet 25B,
       FAA# N700FC and certain of its aviation equipment.
       The note is personally guaranteed by the Company's
       President and sole shareholder.                                  909,000
                                                                    -----------
                                                                      7,496,451
   Less current maturities                                           (1,531,195)
                                                                     -----------
                                                                     $ 5,965,256
                                                                     ===========

  The aggregate maturities of the notes payable are as follows:

             Year ending December 31,
               1999                                   $ 1,531,195
               2000                                     1,696,689
               2001                                     2,374,874
               2002                                     1,489,312
               2003                                       404,381
                                                      -----------
                                                      $ 7,496,451
                                                      ===========


NOTE D - INCOME TAXES

  Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting and the amounts used for income tax purposes. Significant components of the Company's deferred income tax assets and liabilities are as follows as of December 31, 1998:

  Current deferred income tax assets
      Allowance for bad debts                                 $  59,000
      Accrued vacation                                           23,000
      Other                                                       9,000
                                                                -------
                                                                 91,000

                               Air Response, Inc.

                                December 31, 1998

NOTE D - INCOME TAXES (CONTINUED)

    Long-term deferred income tax assets
      Alternative minimum tax credits                         $ 217,000
                                                              ---------
            Total deferred income tax assets                    308,000
                                                              ---------

    Current deferred income tax liabilities                           -

    Long-term deferred income tax liabilities
      Accumulated depreciation                                 (347,000)
                                                              ---------
           Total deferred income tax liabilities               (347,000)
                                                              ---------
           Net deferred income tax liability                  $ (39,000)
                                                              =========

   Current components of income tax expense are as follows for the year ended December 31, 1998:

                                       CURRENT        DEFERRED        TOTAL
                                      ---------       --------      ---------
    Federal                           $ 160,000       $ 14,000      $ 174,000
    State                                15,000         25,000         40,000
                                      ---------       --------      ---------
                                      $ 175,000       $ 39,000      $ 214,000
                                      =========       ========      =========

   The Company made no income tax payments for the year ended December 31, 1998.


NOTE E -- EMPLOYEE BENEFITS PLAN

   The Company had a voluntarily defined contribution savings plan covering all of their employees who had met certain age and length of service requirements. The plan qualified under Section 401(k) of the Internal Revenue Code. The Company had the option to provide discretionary matching contributions each year. Matching contributions totaled $3,510 for 1998. This plan was terminated in the first quarter of 1998.


NOTE F -- RELATED PARTY TRANSACTIONS

                           NOTES RECEIVABLE, OFFICERS

   The Company has unsecured notes due from its officers amounting to $602,967 as of December 31, 1998. These non-interest-bearing notes are due on demand. A $50,000 note has been reflected as non-current as it is not the Company's intent to collect this note within the next year. The balance of the notes receivable of $552,967 has been deducted from equity since it was repaid through a dividend declared by the Company subsequent to December 31, 1998.

   In January, 1999, the Company issued 25 shares of common stock to an officer subject to the terms and conditions of an employment agreement.

                               Air Response, Inc.

                                December 31, 1998

NOTE F -- RELATED PARTY TRANSACTIONS (CONTINUED)

        TRANSACTIONS WITH PROFLIGHT MEDICAL RESPONSE, INC. (PROFLIGHT)

   In April 1997, the Company entered into an Amended Agreement and Plan of Reorganization with Proflight. This agreement was contingent upon the success of the initial public offering of Proflight's securities. The agreement was revised several times during 1998, before it finally terminated in November 1998.

   During 1997, the Company moved its headquarters from New York to Colorado in anticipation of the merger with Proflight. During 1998, the Company paid Proflight approximately $1,442,000 related to certain costs of operations, which were provided to the Company by Proflight, including but not limited to costs of leased aircraft, pilots, mechanics and certain administrative costs.

   During 1998, the Company subleased an aircraft from Proflight. The total payments under the sublease were approximately $56,000. This aircraft was subsequently acquired by the Company.

   During 1998, the Company had approximately $442,000 in sales to Proflight. Proflight owes the Company approximately $5,000 as of December 31, 1998. This amount has been included in the Company's allowance for doubtful accounts as of year-end.

   On January 23, 1998, the Company purchased a 1978 Learjet 35A, N18FN for $2.2 million from Proflight.

   In March 1998, Proflight released its 1996 note receivable of $200,000 from the Company and accrued interest of $22,500 as consideration for extending the acquisition agreement.

                               Air Response, Inc.

                                December 31, 1998


NOTE F -- RELATED PARTY TRANSACTIONS (CONTINUED)

   TRANSACTIONS WITH PROFLIGHT MEDICAL RESPONSE, INC. (PROFLIGHT) (CONTINUED)

   In May 1998, Proflight pledged all of its medical and maintenance equipment, not subject to prior liens to the Company as consideration for extending the acquisition agreement. In June 1998, the Company agreed to pay Proflight $25,000 for certain medical and office equipment, which amount was subsequently paid.


NOTE G -- COMMITMENTS AND CONTINGENCIES

  1.  LEASES

      The Company leases aircraft, office space and office equipment under operating lease arrangements. Total lease expense was $365,233 for the year ended December 31, 1998.

      The minimum rental commitments under the noncancelable lease agreements are as follows:

            Year ending December 31,
              1999                                     $   327,291
              2000                                         354,134
              2001                                         174,187
              2002                                         172,107
              2003                                          86,873
              Thereafter                                       --
                                                       -----------
                                                       $ 1,014,592
                                                       ===========


NOTE H - SUBSEQUENT EVENTS

 1.  CHANGE IN CONTROL

     Effective March 1, 1999, the Medical Industries of America, Inc. (MIOA) acquired 100% of the outstanding stock of Air Response, Inc. in exchange for up to a maximum of $5,800,000. One-half of the consideration will be paid in common stock of the MIOA at a rate of $.75 per share with the balance under an earnings arrangement payable over three years. During 1998, the Company paid approximately $477,000 to Global Air Charter, Inc., a subsidiary of MIOA, for international air ambulance services. As of December 31, 1998, the Company owes Global Air Charter, Inc.
     approximately $129,000.

                               Air Response, Inc.

                                December 31, 1998

NOTE H - SUBSEQUENT EVENTS (CONTINUED)

   2.  FINANCING

       On March 31, 1999, the Company was included in MIOA's revolving loan arrangement which provides advances to MIOA and its subsidiaries in total amounts not to exceed $3,500,000 or 85% or the borrowing base
       (primarily accounts receivable of MIOA and its subsidiaries).

   3.  LITIGATION

       On April 13, 1999, litigation was filed against the Company alleging that the Company is responsible for debts of Proflight as a result of its previous relationship with Proflight (see note F). The Company is unable to determine its liability, if any, because the litigation is in its preliminary stages. The Company intends to defend itself vigorously in this matter.

Medical Industries of America, Inc.
Pro Forma Condensed Combined Balance Sheet (Unaudited)
As of December 31, 1998

                                     MEDICAL                                         PRO
                                   INDUSTRIES         AIR          PRO FORMA         FORMA
                                   OF AMERICA       RESPONSE      ADJUSTMENTS       COMBINED
                                   ----------       --------      -----------       --------
   Assets
Cash                               $   698,574    $   149,947     $      --       $   848,521
Accounts Receivable                  3,409,025        993,577     (b)(128,640)      4,273,962
Current portion of notes
 and mortgages receivables              79,119           --              --            79,119
Inventories                            125,525           --              --           125,525
Medical equipment held for
 sale                                   92,540           --              --            92,540
Prepaid expenses and other
 current assets                        549,896        251,835            --           801,731
                                   -----------    -----------     -----------     -----------
   Total current assets              4,954,679      1,395,359        (128,640)      6,221,398

Property and equipment, net         10,468,420      7,988,429    (a)2,233,368      20,590,217
                                                                  (c)(100,000)
Notes and mortgages
 receivables, less current
 maturity                               97,580           --              --            97,580
Goodwill                             8,338,972           --        (a)845,490       9,150,462
                                                                   (c)(34,000)
Investment in equity
securities                           2,863,840           --              --         2,863,840

Other assets                         1,609,219         62,533            --         1,671,752
                                   -----------    -----------     -----------     -----------
   Total assets                    $28,332,710    $ 9,446,321     $ 2,816,218     $40,595,249
                                   ===========    ===========     ===========     ===========
   Liabilities and
   Shareholders' Equity
Line of credit                     $ 1,789,827    $      --       $      --       $ 1,789,827
Current portion of notes
 payable & long-term debt            1,827,835      1,531,195            --         3,359,030

Current portion of capital
 lease obligations                     163,595           --              --           163,595

Current maturities of
 convertible subordinated
 debentures                            125,000           --              --           125,000
Accounts payable                     2,117,079      1,915,728     (b)(128,640)      3,904,167
Accrued liabilities                  1,009,564         83,000            --         1,092,564
Net liabilities of
 discontinued operations               418,243           --              --           418,243
                                   -----------    -----------     -----------     -----------
   Total current
     liabilities                     7,451,143      3,529,923        (128,640)     10,852,426
                                   -----------    -----------     -----------     -----------
Notes payable & long-term
 debt, net of current
 portion                             6,184,737      5,965,256            --        12,149,993
Convertible subordinated
 debentures                          3,367,500           --              --         3,367,500
Capital lease obligations,
 net of current portion                681,335           --              --           681,335
Other liabilities                         --          130,000            --           130,000
Payable to officers                    151,169           --              --           151,169
                                   -----------    -----------     -----------     -----------
   Total long-term
 liabilities                        10,384,741      6,095,256            --        16,479,997
                                   -----------    -----------     -----------     -----------
   Total liabilities                17,835,884      9,625,179            --        27,332,423
                                   -----------    -----------     -----------     -----------
                                                                  (c)(134,000)
   Shareholders' equity             10,496,826       (178,858)   (a)3,078,858     13,262,826
                                   -----------    -----------     -----------     -----------
   Total liabilities and
   shareholders' equity            $28,332,710    $ 9,446,321     $ 2,816,218     $40,595,249
                                   ===========    ===========     ===========     ===========

Medical Industries of America, Inc.
Pro Forma Condensed Combined Statement of Income (Loss) (Unaudited) For the year ended December 31, 1998

                                   MEDICAL
                                  INDUSTRIES       AIR          PRO-FORMA      PRO FORMA
                                  OF AMERICA     RESPONSE      ADJUSTMENTS      COMBINED
Revenue
  Revenue                       $ 14,448,523    $12,779,135   $(b)(488,838)   $ 26,738,820

  Interest income                    282,803           --              --          282,803
                                ------------    -----------   -------------   ------------
    Total revenue                 14,731,326     12,779,135        (488,838)    27,021,623
                                ------------    -----------   -------------   ------------
Expenses
  Cost of services                 6,915,503      9,407,694    (b)(488,838)     15,834,359
  General and administrative
    expenses                       8,425,420      1,840,005            --       10,265,425
  Depreciation and
    amortization                   1,458,595        562,465      (c)134,000      2,155,060
  Interest expense                 2,026,924        653,769            --        2,680,693
  Other                              300,951           --              --          300,951
                                ------------    -----------   -------------   ------------
    Total expenses                19,127,393     12,463,933        (354,838)    31,236,488
                                ------------    -----------   -------------   ------------
Non-operating income                    --          226,913            --          226,913
                                ------------    -----------   -------------   ------------
Income (loss) from continuing
  operations                    $ (4,396,067)   $   542,115   $        --     $ (3,987,952)

Loss from discontinued
  operations                    $ (2,952,107)   $      --     $        --     $ (2,952,107)
                                ------------    -----------   -------------   ------------
Income (loss) before
extraordinary item and
taxes                           $ (7,348,174)   $   542,115   $        --     $ (6,940,059)
Extraordinary item                   169,566           --              --          169,566
                                ------------    -----------   -------------   ------------
Income (loss) before income
  taxes                           (7,178,608)       542,115            --       (6,770,493)
Income taxes                            --          214,000            --          214,000
                                ------------    -----------   -------------   ------------
Net income (loss)               $ (7,178,608)   $   328,115   $        --     $ (6,984,493)
                                ============    ===========   =============   ============
(Loss) Income per share         $       (.38)   $     3,281                   $       (.30)
                                ============    ===========   =============   ============
Weighted average common
  shares outstanding              18,873,992            100            --       22,740,659
                                ============    ===========   =============   ============

Medical Industries of America, Inc.
Notes to Pro Forma Condensed Combined Financial Statements (Unaudited)

(a ) The following pro forma adjustments are made to reflect estimated fair value adjustments at December 31, 1998 between Medical Industries and Air Response, Inc.

      Fair value adjustments
      Goodwill                                              $   845,490
      Aircraft                                                2,233,368
                                                            -----------
      Shareholders' Equity                                  $3,078,858
                                                            ==========

(b) The following pro forma adjustments reflect Inter-company adjustments between Medical Industries and Air Response, Inc.

      Accounts receivable                             $    128,640
                                                      ============
      Accounts payable                                $    128,640
                                                      ============
      Revenue                                         $    488,838
                                                      ============
      Cost of Revenue                                 $    488,838
                                                      ============


(c) The following pro forma adjustments reflect additional depreciation and amortization based on fair market value adjustment.